Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	July 25, 2013		(574) 235-2000

SOLID QUARTER FOR 1ST SOURCE CORPORATION,
DIVIDEND DECLARED

South Bend, IN - 1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today reported net income of $13.94 million for the second quarter of 2013, up 10.94% over the $12.57 million earned in the second quarter of 2012.  Year to date, net income was $26.35 million, up 8.50%      compared to the first six months of last year.  Diluted net income per common share for the second quarter amounted to $0.56, up 9.80% compared to $0.51 for the second quarter of 2012.  Diluted net income per common share for the first half of 2013 was $1.07, an increase of 8.08%, compared to the $0.99 earned a year earlier.
At its July meeting, the Board of Directors approved a cash dividend of $0.17 per common share. The dividend is payable to shareholders of record on August 5, 2013 and will be paid on August 15, 2013.
Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “The second quarter saw solid growth in loans and leases, deposits and total assets, as well as strong performance in our overall credit quality.  The slowly improving economy and our focus on relationship banking are having a positive impact on our results.  We are very pleased with the results of this quarter and the first six months.”
Mr. Murphy continued, “It was also a quarter to celebrate for additional reasons.  In June, we kicked off the 150th anniversary of the Bank’s founding with an all-employee celebration.  The event featured videos of our clients relating why we were important in their lives, some vintage television commercials showing how we presented ourselves to the market over the years, and a dynamic presentation on the philosophy of ethics and sustainable values as the basis for our next 150 years.  The celebration culminated in an activity which demonstrated how all of our colleagues across the Bank are important and meaningful in connecting as a team to serve our clients and was a terrific way to start the Bank’s next 150 years.”  Mr. Murphy concluded.
As of June 30, 2013, the 1st Source common equity-to-assets ratio was 12.24% compared to 12.09% a year ago and its tangible common equity to tangible assets ratio was 10.56% compared to 10.32% a year earlier.  Total assets at June 30, 2013 were $4.64 billion, up 3.39% from a year earlier.  Total loans and leases were $3.49 billion, up 6.81% from June 30, 2012.  Total deposits were $3.70 billion, up 3.20% from the comparable figures at June 30, 2012.

The 1st Source reserve for loan and lease losses as of June 30, 2013 was 2.45% of total loans and leases compared to 2.55% at June 30, 2012.  Net recoveries were $0.39 million in the second quarter 2013, compared with net charge-offs of $1.15 million in the same quarter a year ago.  Year-to-date, net recoveries of $0.33 million have been recorded in 2013, compared to net charge-offs of $2.65 million for the first half of 2012.  The ratio of nonperforming assets to net loans and leases was 1.01% as of June 30, 2013, down from 1.67% on June 30, 2012.
The net interest margin was 3.65% for the second quarter of 2012 versus 3.70% for the same period in 2012.  The net interest margin was 3.64% for the six months ending June 30, 2013, versus 3.74% for the same period in 2012.  Tax-equivalent net interest income was $39.32 million for the second quarter of 2013, compared to $38.50 million for 2012’s second quarter.  For the first six months of 2013, tax-equivalent net interest income was $77.54 million, compared to $76.42 million for the first six months of 2012.
Noninterest income for the second quarter of 2013 was $20.12 million, up 1.67% from the same period in 2012.  The increase for the quarter is mainly attributed to higher mortgage banking income.  For the first six months of 2013, noninterest income was $39.07 million, down 3.09% compared to 2012.  Noninterest income decreased primarily as a result of lower equipment rental income.
Noninterest expense was $35.74 million for the second quarter of 2013, down 2.28% from the second quarter of 2012.  For the first six months of 2013, noninterest expense was $72.29 million, down 3.12% compared with $74.63 million for the same period in 2012.  Noninterest expense decreased primarily as a result of lower salary and employee benefit expenses and reduced depreciation on leased equipment.
1st Source serves the northern half of Indiana and southwest Michigan with its community banking, insurance and wealth management services, and nationally and internationally with specialty financing and leasing services.  1st Source distinguishes itself with highly personalized service and a comprehensive range of consumer and commercial banking services delivered through its community bank offices. 1st Source Bank provides services for businesses nationally by offering specialized financing of  automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment, and nationally and internationally, for new and used private and cargo aircraft. The Corporation includes 76 community banking centers, 9 trust and wealth management locations, and 9 1st Source Insurance offices located within 17 counties of northern Indiana and southwestern Michigan and 22 specialty finance locations nationwide. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to clients while playing a leadership role in assuring a strong social safety net and continued economic development in the communities it serves.
In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.

1st Source Corporation believes that providing non-GAAP financial measures provides investors with information useful to understanding our financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common shareholders’ equity” excluding intangible assets.
1st Source may be accessed on its home page at “www.1stsource.com.”  Its common stock is traded on the Nasdaq Global Select Market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src". Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may”  and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

# # #

1st SOURCE CORPORATION
2nd QUARTER 2013 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except for per share data)
	Three Months Ended June 30,		Six Months Ended June 30,

	2013	2012	2013	2012
END OF PERIOD BALANCES
Assets			$4,638,811	$4,486,584
Loans and leases			3,493,385	3,270,592
Deposits			3,700,799	3,586,017
Reserve for loan and lease losses			85,690	83,299
Intangible assets			86,915	88,135
Common shareholders' equity			567,753	542,264

AVERAGE BALANCES
Assets	$4,611,953	$4,481,703	$4,577,806	$4,421,182
Earning assets	4,326,264	4,180,012	4,294,509	4,114,421
Investments	843,870	884,062	850,425	886,895
Loans and leases	3,419,723	3,209,539	3,381,093	3,149,704
Deposits	3,719,007	3,588,201	3,691,791	3,538,547
Interest bearing liabilities	3,305,196	3,271,250	3,284,762	3,224,412
Common shareholders' equity	574,867	540,330	570,220	536,529

INCOME STATEMENT DATA
Net interest income	$38,871	$37,975	$76,625	$75,360
Net interest income - FTE	39,324	38,497	77,544	76,420
Provision for loan and lease losses	1,293	2,055	2,050	4,309
Noninterest income	20,121	19,790	39,069	40,313
Noninterest expense	35,744	36,578	72,294	74,626
Net income	13,942	12,567	26,346	24,282

PER SHARE DATA
Basic net income per common share	$0.56	$0.51	$1.07	$0.99
Diluted net income per common share	0.56	0.51	1.07	0.99
Common cash dividends declared	0.17	0.16	0.34	0.32
Book value per common share	23.29	22.34	23.29	22.34
Tangible book value per common share	19.73	18.71	19.73	18.71
Market value - High	25.25	24.86	25.25	26.79
Market value - Low	22.65	20.51	21.88	20.51
Basic weighted average common shares outstanding	24,367,529	24,263,881	24,344,882	24,261,649
Diluted weighted average common shares outstanding	24,368,973	24,273,898	24,346,053	24,272,423

KEY RATIOS
Return on average assets	1.21%	1.13%	1.16%	1.10%
Return on average common shareholders' equity	9.73	9.35	9.32	9.10
Average common shareholders' equity to average assets	12.46	12.06	12.46	12.14
End of period tangible common equity to tangible assets	10.56	10.32	10.56	10.32
Risk-based capital - Tier 1	14.23	14.92	14.23	14.92
Risk-based capital - Total	15.55	16.23	15.55	16.23
Net interest margin	3.65	3.70	3.64	3.74
Efficiency: expense to revenue	59.00	61.31	61.03	62.65
Net charge-offs to average loans and leases	(0.05)	0.14	(0.02)	0.17
Loan and lease loss reserve to loans and leases	2.45	2.55	2.45	2.55
Nonperforming assets to loans and leases	1.01	1.67	1.01	1.67

ASSET QUALITY
Loans and leases past due 90 days or more			$184	$439
Nonaccrual loans and leases			29,318	45,777
Other real estate			5,455	7,257
Former bank premises held for sale			951	1,134
Repossessions			137	1,177
Equipment owned under operating leases			-	9
Total nonperforming assets			36,045	55,793

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	June 30, 2013	June 30, 2012
ASSETS
Cash and due from banks	$64,850	$88,729
Federal funds sold and interest bearing deposits with other banks	3,171	1,351
Investment securities available-for-sale
(amortized cost of $815,826 and $821,323 at June 30, 2013 and 2012, respectively)	828,312	852,704
Other investments	22,409	19,934
Trading account securities	166	138
Mortgages held for sale	10,849	17,837

Loans and leases, net of unearned discount:
Commercial and agricultural loans	660,380	555,986
Auto, light truck and environmental equipment	510,562	508,493
Medium and heavy duty truck	178,594	172,305
Aircraft financing	677,510	662,184
Construction equipment financing	311,135	280,715
Commercial real estate	576,810	543,692
Residential real estate	454,983	441,587
Consumer loans	123,411	105,630
Total loans and leases	3,493,385	3,270,592
Reserve for loan and lease losses	(85,690)	(83,299)
Net loans and leases	3,407,695	3,187,293

Equipment owned under operating leases, net	52,856	58,264
Net premises and equipment	46,027	40,820
Goodwill and intangible assets	86,915	88,135
Accrued income and other assets	115,561	131,379

Total assets	$4,638,811	$4,486,584

LIABILITIES
Deposits:
Noninterest bearing	$698,389	$608,357
Interest bearing	3,002,410	2,977,660
Total deposits	3,700,799	3,586,017
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	162,778	117,461
Other short-term borrowings	39,126	16,467
Total short-term borrowings	201,904	133,928
Long-term debt and mandatorily redeemable securities	58,216	65,506
Subordinated notes	58,764	89,692
Accrued expenses and other liabilities	51,375	69,177
Total liabilities	4,071,058	3,944,320

SHAREHOLDERS' EQUITY
Preferred stock; no par value	-	-
Common stock; no par value	346,535	346,535
Retained earnings	241,401	206,789
Cost of common stock in treasury	(28,021)	(30,447)
Accumulated other comprehensive income	7,838	19,387
Total shareholders' equity	567,753	542,264

Total liabilities and shareholders' equity	$4,638,811	$4,486,584

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Interest income:
Loans and leases	$40,112	$40,318	$79,282	$80,214
Investment securities, taxable	3,498	4,334	7,193	8,661
Investment securities, tax-exempt	760	848	1,531	1,700
Other	241	231	483	457
Total interest income	44,611	45,731	88,489	91,032

Interest expense:
Deposits	4,412	5,704	8,954	11,449
Short-term borrowings	45	47	77	100
Subordinated notes	1,055	1,648	2,110	3,295
Long-term debt and mandatorily redeemable securities	228	357	723	828
Total interest expense	5,740	7,756	11,864	15,672

Net interest income	38,871	37,975	76,625	75,360
Provision for loan and lease losses	1,293	2,055	2,050	4,309
Net interest income after provision for loan and lease losses	37,578	35,920	74,575	71,051

Noninterest income:
Trust fees	4,439	4,379	8,540	8,352
Service charges on deposit accounts	2,325	2,621	4,564	5,059
Debit card income	2,344	2,194	4,409	4,261
Mortgage banking income	1,936	1,502	3,564	3,444
Insurance commissions	1,393	1,211	2,839	2,568
Equipment rental income	4,086	4,666	8,098	10,016
Investment securities and other investment gains	38	8	211	403
Other income	3,560	3,209	6,844	6,210
Total noninterest income	20,121	19,790	39,069	40,313

Noninterest expense:
Salaries and employee benefits	19,176	20,370	39,112	40,686
Net occupancy expense	2,147	1,848	4,354	4,008
Furniture and equipment expense	3,909	3,831	7,808	7,338
Depreciation - leased equipment	3,274	3,803	6,499	8,114
Professional fees	1,310	1,449	2,665	2,847
Supplies and communication	1,499	1,385	3,035	2,778
FDIC and other insurance	927	854	1,805	1,803
Business development and marketing expense	932	1,050	1,705	1,917
Loan and lease collection and repossession expense	1,095	979	1,852	2,480
Other expense	1,475	1,009	3,459	2,655
Total noninterest expense	35,744	36,578	72,294	74,626

Income before income taxes	21,955	19,132	41,350	36,738
Income tax expense	8,013	6,565	15,004	12,456

Net income	$13,942	$12,567	$26,346	$24,282

The Nasdaq Global Select Market Symbol: "SRCE" (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com